UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Dated September 30, 2011

of

AGCO CORPORATION

A Delaware Corporation

IRS Employer Identification No. 58-1960019

SEC File Number 1-12930

4205 River Green Parkway

Duluth, Georgia 30096

(770) 813-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 30, 2011, AGCO Corporation agreed to purchase GSI Holdings Corp. for $940 million pursuant to an Agreement and Plan of Merger. GSI is a leading manufacturer of grain storage and protein production systems headquartered in Assumption, Illinois. The transaction is expected to close before the end of 2011, subject to regulatory approval. A copy of the press release announcing the transaction is attached as Exhibit 99.1 hereto, and a copy of the Agreement and Plan of Merger is attached as Exhibit 2.1 hereto.

Item 9.01	Financial Statements and Exhibits

2.1	Agreement and Plan of Merger

99.1	Press release dated October 3, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGCO Corporation

By:	/s/ ANDREW H. BECK
Andrew H. Beck
Senior Vice President and Chief Financial Officer

Dated: October 5, 2011

Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger.*

99.1	Press release dated October 3, 2011.

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule to the SEC upon request.